Exhibit 10.2

APPLIED MATERIALS, INC.

OMNIBUS EMPLOYEES’ STOCK PURCHASE PLAN

(Amended and Restated Effective as of September 1, 2021)

SECTION 1

PURPOSE

1.1 Applied Materials, Inc., having established the Applied Materials, Inc. Employees’ Stock Purchase Plan (the “U.S. Plan”) in order to provide Eligible Employees of the Company and Participating Companies with the opportunity to purchase Common Stock through payroll deductions or, if payroll deductions are not permitted under local laws, through other means as specified by the Committee, hereby amends, restates and renames the U.S. Plan in its entirety. Effective as of September 1, 2021, the amended plan shall be renamed the Applied Materials, Inc. Omnibus Employees’ Stock Purchase Plan (the “Omnibus Plan”), and as amended and restated, the Omnibus Plan consists of the U.S. Plan and one or more separate sub-plans (“Non-U.S. Plans”) that may be established by the Committee. The Omnibus Plan document is an omnibus document designed to permit offerings of grants under the U.S. Plan to Employees of the Company and Subsidiaries that are Participating Companies where such offerings are intended to satisfy the requirements of Section 423 of the Code, and the U.S. Plan shall be interpreted in a manner that is consistent with that intent; however, the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any Subsidiary, individual, offering or grant. Additionally, the Omnibus Plan permits offerings of grants to Employees of certain Participating Companies subject to the Non-U.S. Plans, which are not intended to satisfy the requirements of Section 423 of the Code.

1.2 The U.S. Plan is a separate and independent plan from the Non-U.S. Plans, provided, however, that the total number of shares of Common Stock authorized to be issued under the Omnibus Plan in Section 3.1 hereof applies in the aggregate to both the U.S. Plan and the Non-U.S. Plans. Offerings under the Non-U.S. Plans may be made to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions. Offerings under the Non-U.S. Plans may also be made to Employees of Participating Companies that are not Subsidiaries.

1.3 All Employees who participate in the U.S. Plan shall have the same rights and privileges except for differences that may be mandated by local law and are consistent with the requirements of Section 423(b)(5) of the Code. The terms of the U.S. Plan shall be those set forth in this Omnibus Plan document to the extent such terms are consistent with the requirements for qualification under Section 423 of the Code. The Committee may adopt Non-U.S. Plans applicable to particular Participating Companies or locations that are not participating in the U.S. Plan. The terms of each Non-U.S. Plan may take precedence over other provisions herein, with the exception of

Sections 3 and 11 with respect to the total number of shares available to be offered under the Omnibus Plan which includes shares available to be offered under the U.S. Plan and all Non-U.S. Plans in the aggregate. Unless otherwise superseded by the terms of such Non-U.S. Plan, the provisions of this Omnibus Plan document shall govern the operation of any Non-U.S. Plan. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to “Omnibus Plan” shall be construed to include a reference to the U.S. Plan and any Non-U.S. Plans that may be established by the Committee.

SECTION 2

DEFINITIONS

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliates” means an entity, other than a Subsidiary, in which the Company has an equity or other ownership interest whether or not such entity or interest exists now or is hereafter organized or acquired.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.5 “Committee” shall mean the committee appointed by the Board to administer the Omnibus Plan. Until otherwise determined by the Board, the Omnibus Plan shall be administered by the Human Resources and Compensation Committee of the Board.

2.6 “Common Stock” means the common stock of the Company, $0.01 par value per share.

2.7 “Company” means Applied Materials, Inc., a Delaware corporation.

2.8 “Compensation” means a Participant’s base salary or base hourly wages payable for standard hours, excluding any other type of compensation such as commissions, overtime, bonuses, allowances or shift differential. The Committee, in its discretion, may, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2(f), establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering.

2.9 “Eligible Employee” means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Omnibus Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), or (b) as provided in this Section 2.9. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering under the U.S. Plan, determine on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2 that an Employee shall not be an Eligible Employee if he or she: (1) has not completed the required length of service with the Company, if any, as such length may be determined by the Committee in its discretion (such length of required service not to exceed two (2) years), (2) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (3) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (4) is a highly compensated employee under Section 414(q) of the Code and (5) is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the 1934 Act, provided any exclusion be applied with respect to an individual Offering in a manner complying with Treasury Regulation Section 1.423-2(e)(2)(ii). The Committee may further impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws, to extent permitted by Code Section 423, if applicable. Further, and notwithstanding the foregoing, Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from the U.S. Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the U. S. Plan or an Offering to violate Section 423 of the Code. An Employee who otherwise is an Eligible Employee shall be treated as continuing to be such while the Employee is on sick leave or other leave of absence approved in writing by the Employer, except that if the period of leave exceeds three (3) months and the Employee’s right to reemployment is not guaranteed by statute or contract, he or she shall cease to be an Eligible Employee on the date three (3) months and one (1) day following the start of such leave. Until and unless determined otherwise by the Committee, Eligible Employees shall exclude each Employee (other than as excluded by subsection (a) of this Section 2.9) of an Employer who is customarily employed by the Company and/or a Subsidiary to work less than or equal to twenty (20) hours per week or five (5) months per calendar year. In respect of any Non-U.S. Plan, the Committee may exclude from participation any Employees it deems necessary or advisable, including without limitation, for the purposes of achieving a desired tax treatment in a foreign jurisdiction or complying with the laws applicable to a non-U.S. Subsidiary or Affiliate.

2.10 “Employee” means an individual who is an employee of any Employer, whether such employee is so employed at the time the Omnibus Plan is adopted or becomes so employed subsequent to the adoption of the Omnibus Plan.

2.11 “Employer” or “Employers” means any one or all of the Company and those Subsidiaries or Affiliates which has been or may be designated by the Committee in writing from time to time as a Participating Company. With respect to a particular Participant, Employer means the Company or its Subsidiary or Affiliate, as the case may be, that directly employs the Participant.

2.12 “Enrollment Date” means such dates as may be determined by the Committee, in its discretion and on a uniform and nondiscriminatory basis, from time to time.

2.13 “Grant Date” means any date on which a Participant is granted an option under the Omnibus Plan.

2.14 “Offering” means an offer under this Omnibus Plan of an option that may be exercised during the period described in Section 5.2. For purposes of the Omnibus Plan, all Eligible Employees will be deemed to participate in the same Offering unless the Committee otherwise determines that Eligible Employees of one or more Employers will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Omnibus Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Omnibus Plan and the Offering together satisfy Treasury Regulation Sections 1.423-2(a)(2) and (a)(3).

2.15 “Omnibus Plan” means the renamed, amended and restated Applied Materials, Inc. Omnibus Employees’ Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.

2.16 “Participant” means an Eligible Employee who (a) has become a Participant in the Omnibus Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

2.17 “Participating Company” means the Company and any Subsidiary or Affiliate that has been designated by the Committee to participate in the Omnibus Plan. For purposes of participation in the U. S. Plan, only the Company and its Subsidiaries may be considered Participating Companies, and the Committee shall designate from time to time which Subsidiaries will be Participating Companies in the U. S. Plan. The Committee shall designate from time to time which Subsidiaries and Affiliates will be Participating Companies in particular Non-U. S. Plans, provided, however, that at any given time, a Subsidiary that is a Participating Company in the U. S. Plan will not be a Participating Company in a Non-U. S. Plan. The foregoing designations and changes in designation by the Committee shall not require shareholder approval. Notwithstanding the foregoing, the term “Participating Company” shall not include any Subsidiary or Affiliate that offers its employees the opportunity to participate in an employee stock purchase plan covering the Subsidiary’s or Affiliate’s common stock.

2.18 “Purchase Date” means such dates on which each outstanding option granted under the Omnibus Plan shall be exercised (except in such instance in which the Omnibus Plan has been terminated), as may be determined by the Committee, in its discretion and on a uniform and nondiscriminatory basis from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.19 “Purchase Period” means the period beginning on such date as may be determined by the Committee, in its discretion and on a uniform and nondiscriminatory basis and ending on a Purchase Date.

2.20 “Subsidiary” means any corporation, whether or not such corporation exists now or is hereafter organized or acquired, in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.21 “Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

SECTION 3

SHARES SUBJECT TO THE OMNIBUS PLAN

3.1 Number Available. A maximum of 106,500,000 shares of Common Stock shall be available for issuance pursuant to the Omnibus Plan. Shares issued under the Omnibus Plan may be newly issued shares or treasury shares.

3.2 Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, spin off, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Committee shall proportionately adjust the number, kind and purchase price of the shares available for purchase under the Omnibus Plan, the per person share number limits on purchases and the purchase price and number of shares subject to any option under the Omnibus Plan which has not yet been exercised.

SECTION 4

ENROLLMENT

4.1 Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the U.S. Plan or Non-U.S. Plans, as applicable, effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company, or such other entity designated by the Company for this purpose, an enrollment form, which may be electronic, in such form, manner and by such deadline as may be specified by the Committee from time to time, in its discretion and on a nondiscriminatory basis or, with regard to the U.S. Plan, as otherwise permitted by Treasury Regulation Section 1.423-2. Any Participant whose option is exercised or expires and who has not withdrawn from the Omnibus Plan shall be automatically re-enrolled in the U. S. Plan or Non-U. S. Plans, as applicable, on the Enrollment Date immediately following the Purchase Date on which the Participant’s option is exercised or expires.

4.2 Payroll Withholding and Contribution. On the enrollment form, each Participant must elect to make contributions via payroll withholding from the Participant’s Compensation or, if payroll withholding is not permitted under local laws, via such other means as specified by the Committee and/or to the extent permitted by Treasury Regulation Section 1.423-2. Pursuant to such procedures as the Committee may specify from time to time (which may be in electronic form), a Participant may elect to have withholding equal to, or otherwise contribute, a whole percentage from one percent (1%) to twenty-five percent (25%) (or such greater or lesser percentage or dollar amount that the Committee may establish from time to time, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2, for all options to be granted on any Enrollment Date in an Offering). The Company may require current Participants to complete a new enrollment form at any time it deems necessary or desirable to facilitate Plan administration or for any other reason. Unless and until the Committee determines within its discretion to increase or decrease such dollar amount, no Participant may contribute more than $6,500 during any one Purchase Period. If permitted by the Committee, a Participant instead may elect to have a specific amount withheld or to contribute a specific amount, in dollars or in the applicable local currency, subject to such uniform and nondiscriminatory rules (or as otherwise permitted by Treasury Regulation Section 1.423-2) as the Committee in its discretion may specify. A Participant may elect to increase or decrease such Participant’s rate of payroll withholding or contribution by submitting an election (which may be in electronic form) in accordance with, and if and to the extent permitted by, procedures established by the Committee from time to time, which may, if permitted by the Committee, include a decrease to zero percent (0%), provided, however, that unless determined otherwise by the Committee, a decrease to zero percent (0%) shall be deemed a withdrawal from the Omnibus Plan. A Participant may stop such Participant’s payroll withholding or contribution by submitting an election in accordance with and to the extent permitted by procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment election must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Omnibus Plan shall be deemed to have elected to continue payroll withholding or contributions at the percentage last elected by the Participant. Notwithstanding the foregoing, and to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.3 of the Omnibus Plan, the Company may automatically decrease a Participant’s payroll deductions to zero percent (0%) at any time during an option period. Under such circumstances, payroll deductions shall recommence at the rate provided in such

Participant’s enrollment form at the beginning of the first Purchase Period which is scheduled to begin in the following calendar year, unless terminated by the Participant as provided in Section 7 of the Omnibus Plan.

SECTION 5

OPTIONS TO PURCHASE COMMON STOCK

5.1 Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Omnibus Plan, the Participant shall be granted an option to purchase shares of Common Stock.

5.2 Duration of Option. Each option granted under the Omnibus Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within twenty-seven (27) months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2, prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason.

5.3 Number of Shares Subject to Option. The maximum number of shares available for purchase by each Participant under the option or on any given Purchase Date shall be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, subject to this Section 5.3. Unless and until otherwise determined by the Committee, a Participant may not purchase more than 1,000 shares of Common Stock (subject to adjustment in accordance with Section 3.2) on any given Purchase Date. Notwithstanding any contrary provision of the Omnibus Plan, to the extent required under Section 423(b) of the Code, an option (taken together with all other options then outstanding under this Omnibus Plan and under all other similar employee stock purchase plans of the Employers) shall not give the Participant the right to purchase stock of the Company or any Subsidiary at a rate which accrues in excess of $25,000 worth of stock (determined using the fair market value of a share of the stock on the Grant Date of each such option) for each calendar year in which such option is outstanding, in accordance with Treasury Regulation Section 1.423-2(a)(3)(vi).

5.4 Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

(a) payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2, unless payroll withholding is not permitted under local laws as determined by the Committee, in which case the Participant may contribute by such other means as specified by the Committee to the extent permitted by Treasury Regulation Section 1.423-2 ;

(b) purchase of shares upon exercise of the option shall be accomplished only in accordance with Section 6.1;

(c) the price per share under the option shall be determined as provided in Section 6.1, subject to adjustment pursuant to Section 3.2;

(d) the option in all respects shall be subject to such other terms and conditions as the Committee shall determine from time to time in its discretion (applied on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2); and

(e) each option will be granted under the same Offering unless the Committee otherwise designates separate Offerings for the Eligible Employees of one or more Participating Companies, in which case, each Participant’s option will be granted under the Offering designated for the Eligible Employees of the Participant’s Employer.

SECTION 6

PURCHASE OF SHARES

6.1 Exercise of Option. Subject to Section 6.2 and the limits established under Section 5.3, on each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased or that exceed the $25,000 cap described in Section 5.3 above, shall be refunded to the Participant without interest (except as otherwise required under local laws, in which case the Committee may determine that interest must be paid to all Participants in the relevant Offering in order to comply with Section 423 of the Code, if applicable. The price per share of Common Stock of the shares purchased under any option granted under the Omnibus Plan shall be determined by the Committee from time to time, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2, for all options to be granted on an Enrollment Date in an Offering. However, in no event shall the price be less than eighty-five percent (85%) of the lower of:

(a) the closing price per share of Common Stock on the Grant Date for such option on the Nasdaq Global Select Market; or

(b) the closing price per share of Common Stock on the Purchase Date on the Nasdaq Global Select Market.

If a closing price is not available on the Grant Date or Purchase Date, then the closing price per share of Common Stock referred to in 6.1(a) and (b) above shall refer to the closing price per share of Common Stock on the first Nasdaq Global Select Market trading day immediately following the Grant Date or preceding the Purchase Date, respectively.

6.2 Delivery of Shares. As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered to the Participant by means of book entry system through a broker, including a broker, if any, designated by the Committee to hold shares for the benefit of the Participants.

6.3 Exhaustion of Shares. If at any time the shares available under the Omnibus Plan are over-enrolled, enrollments shall be reduced to eliminate the over-enrollment, as the Committee determines, which determination shall be on a uniform and nondiscriminatory manner. For example, the Committee may determine that such reduction method shall be “bottom up,” with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants without interest thereon, except as otherwise required under local laws (in which case the Committee may determine that interest must be paid to all Participants in the relevant Offering in order to comply with Section 423 of the Code, if applicable).

6.4 Tax Withholding. Prior to the delivery of any shares purchased under the Omnibus Plan (or at any other time that a taxable event related to the Omnibus Plan occurs), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all tax and social insurance liability obligations and requirements in connection with the options and shares purchased thereunder, if any, including, without limitation, all federal, state, and local taxes (including the Participant’s FICA obligation, if any), and any other taxes imposed by any non-U.S. jurisdiction, that are required to be withheld by the Company or the Employer, the Participant’s and, to the extent required by the Company (or the Employer), the Company’s (or the Employer’s) fringe benefit tax liability, if any, associated with the grant, vesting, or sale of shares and any other Company (or Employer) taxes the responsibility for which the Participant has agreed to bear with respect to such shares.

SECTION 7

WITHDRAWAL

A Participant may withdraw from the Omnibus Plan by submitting a withdrawal form to the Company, or such other entity designated by the Company for this purpose, in such form and manner as the Committee may specify (which may be in electronic form). A withdrawal shall be effective only if it is received by the deadline specified from time to time by the Committee, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2. Unless otherwise determined by the Committee, when a withdrawal becomes effective, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to such Participant, without interest thereon, except as otherwise required under local laws (in which case the Committee may determine that interest must be paid to all Participants in the relevant Offering in order to comply with Section 423 of the Code, if applicable).

SECTION 8

CESSATION OF PARTICIPATION

A Participant shall cease to be a Participant immediately upon the cessation of the Participant’s status as an Eligible Employee, except that the Committee, in its discretion and on a uniform and nondiscriminatory basis, may permit an individual who has ceased to be an Eligible Employee to exercise that individual’s option on the next Purchase Date to the extent permitted by Section 423 of the Code, if applicable. As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to the Participant without interest thereon, except as otherwise required under local laws (in which case the Committee may determine that interest must be paid to all Participants in the relevant Offering in order to comply with Section 423 of the Code, if applicable).

SECTION 9

DESIGNATION OF BENEFICIARY

9.1 Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures (or as otherwise permitted by Treasury Regulation Section 1.423-2) as the Committee may specify in its discretion from time to time, designate one or more individuals to receive any amounts credited to the Participant’s account at the time of the Participant’s death (“Beneficiaries”). Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after, and for so long as, the Committee determines on a uniform and nondiscriminatory basis (or as otherwise permitted by Treasury Regulation Section 1.423-2) to permit the designation of Beneficiaries.

9.2 Changes. A Participant may designate different Beneficiaries or may revoke a prior Beneficiary designation at any time by delivering a new designation or revocation of a prior designation, as applicable, in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed, whether or not the Participant still is living, but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

9.3 Failed Designations. If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant’s account shall be payable to the Participant’s estate.

SECTION 10

ADMINISTRATION

10.1 Plan Administrator. The Omnibus Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Omnibus Plan.

10.2 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

10.3 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to administer the Omnibus Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a) To interpret and determine the meaning and validity of the provisions of the Omnibus Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Omnibus Plan or the options;

(b) To determine the form and manner for Participants to make elections under the Omnibus Plan;

(c) To determine any and all considerations affecting the eligibility of any Employee to become a Participant or to remain a Participant in the Omnibus Plan;

(d) To cause an account or accounts to be maintained for each Participant and establish rules for the crediting of contributions and/or shares to the account(s);

(e) To determine the time or times when, and the number of shares for which, options shall be granted;

(f) To establish and revise an accounting method or formula for the Omnibus Plan;

(g) To designate a custodian or broker to receive shares purchased under the Omnibus Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(h) To determine the status and rights of Participants and their Beneficiaries or estates;

(i) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Omnibus Plan;

(j) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Omnibus Plan;

(k) To designate from time to time which Subsidiaries will participate in the U.S. Plan and which Subsidiaries or Affiliates will participate in a Non-U.S. Plan. In respect of a Non-U.S. Plan, the Committee may exclude from participation any Subsidiary or Affiliate it deems necessary or advisable, including without limitation, for the purposes of achieving a desired tax treatment in a foreign jurisdiction or complying with the laws applicable to a non-U.S. Subsidiary or Affiliate.

(l) To establish Non-U. S. Plans and determine the terms of such sub-plans, including without limitation, modifications to eligibility criteria, maximum number or value of shares that may be purchased in a given period, currency flow for the purchase of shares of Common Stock, Participant ability to hold or sell purchased shares of Common Stock, or other requirements set forth herein, and procedural or administrative modifications, provided any modification relating to Offering under a Non-U. S. Plan of a particular Participating Company will apply only to that Participating Company and will apply equally to all similarly situated Employees of that Participating Company.

(m) To determine procedures for Eligible Employees to enroll in or withdraw from a sub-plan, setting or changing payroll deduction percentages, and obtaining necessary tax withholdings;

(n) To allocate the available shares of Common Stock under the Omnibus Plan to the sub-plans for particular offerings;

(o) To determine that, to the extent permitted by Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Omnibus Plan or an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) will be less favorable than the terms of options granted under the Omnibus Plan or the same Offering to Employees resident in the United States;

(p) To designate separate Offerings for the Eligible Employees of one or more Employers, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Omnibus Plan will separately apply to each Offering; and

(q) To delegate to any one or more of its members or to any other person including, but not limited to, employees of any Employer, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Omnibus Plan.

10.4 Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be made in the sole discretion of the Committee and shall be conclusive and binding on all persons and shall be given the maximum deference permitted by law.

10.5 Administrative Expenses. All expenses incurred in the administration of the Omnibus Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the electronic delivery of shares, shall be borne solely by the Participant.

10.6 Eligibility to Participate. No member of the Committee who is also an Employee of an Employer shall be excluded from participating in the Omnibus Plan if otherwise eligible, but such person shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to the Committee member’s own account under the Omnibus Plan.

10.7 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities, including attorneys’ fees and amounts paid, with the approval of the Board or the Committee, in settlement of any claim, arising out of or resulting from the implementation of a duty, act or decision with respect to the Omnibus Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

10.8 Participant’s Rights as a Shareholder; Unfunded Plan. No Participant shall have any right as a shareholder with respect to any shares of Common Stock until the shares have been purchased in accordance with Section 6 above and have been issued by the Company. The Omnibus Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by options granted under the Omnibus Plan. Any liability of the Company to any person with respect to any option granted under the Omnibus Plan shall be based solely upon any contractual obligations that may be created pursuant to this Omnibus Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

11.1 Amendment, Suspension, or Termination. The Board or the Committee, in its sole discretion, may amend, suspend or terminate the Omnibus Plan, or any part thereof, at any time and for any reason. If the Omnibus Plan is amended, suspended or terminated, the Board or the Committee, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date (which, notwithstanding Section 2.18, may be sooner than originally scheduled, if determined by the Board or the Committee in its discretion), or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to exercise or expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares shall be returned to the Participants (without interest thereon, except as otherwise required under local laws, in which case the Committee may determine that interest must be paid to all Participants in the relevant Offering in order to comply with Section 423 of the Code, if applicable) as soon as administratively practicable. Except as provided in Section 3.2 and this Section 11, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant unless his or her consent is obtained. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required. No option may be granted during any period of suspension or after termination of the Omnibus Plan. Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the duration of an option, limit the frequency and/or number of changes in the amount withheld during the duration of an option, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Omnibus Plan.

11.2 Stockholder Approval for Amendments. An amendment will be subject to stockholder approval if the Committee or the Board, in their sole discretion, deems such amendment to be a material amendment. The following amendments shall be deemed material amendments for purposes of the preceding sentence (i) material increases to the benefits accrued to Participants under the Omnibus Plan; (ii) increases to the total number of securities that may be issued under the Omnibus Plan; (iii) material modifications to the requirements for participation in the Omnibus Plan, and (iv) the addition of a new provision allowing the Board or the Committee to lapse or waive restrictions at its discretion.

11.3 Committee’s Rights to Amend the Omnibus Plan. Without regard to whether any Participant’s rights may be considered to have been “adversely affected,” in the event the Committee determines that the ongoing operation of the Omnibus Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Omnibus Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a) Amending the Omnibus Plan to conform with the safe harbor definition under ASC Topic 718, including with respect to an option issued at the time of the amendment;

(b) Increasing or otherwise altering the exercise price for any option including an option issued at the time of the change in exercise price;

(c) Reducing the maximum percentage of Compensation that a Participant may elect to set aside as payroll deductions;

(d) Shortening the duration of any option so that the option ends on a new Purchase Date, including an option issued at the time of the Committee action; and

(e) Reducing the number of shares that may be purchased upon exercise of outstanding options.

Such modifications or amendments shall not require stockholder approval or the consent of any Participants.

11.4 Duration of the Omnibus Plan. The Omnibus Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board’s and the Committee’s right to amend or terminate the Omnibus Plan), shall remain in effect thereafter.

SECTION 12

GENERAL PROVISIONS

12.1 Participation by Subsidiaries. One or more Subsidiaries or Affiliates of the Company may become participating Employers by adopting the Omnibus Plan and obtaining approval for such adoption from the Board or the Committee. By adopting the Omnibus Plan, a Subsidiary or Affiliate shall be deemed to agree to all of its terms, including, but not limited to, the provisions granting exclusive authority (a) to the Board and the Committee to amend the Omnibus Plan and (b) to the Committee to administer and interpret the Omnibus Plan. An Employer may terminate its participation in the Omnibus Plan at any time. The liabilities incurred under the Omnibus Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when such Participant was not employed by such Employer.

12.2 Inalienability. In no event may either a Participant, a former Participant or a Participant’s Beneficiary, spouse or estate sell, transfer, anticipate, assign, pledge, hypothecate, or otherwise dispose of any right or interest under the Omnibus Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Omnibus Plan is not transferable pursuant to a domestic relations order.

12.3 Severability. In the event any provision of the Omnibus Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Omnibus Plan, and the Omnibus Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.4 Requirements of Law. The granting of options and the issuance of shares shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

12.5 Compliance with Rule 16b-3. Any transactions under this Omnibus Plan with respect to officers, as defined in Rule 16a-1 promulgated under the 1934 Act, are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Omnibus Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Omnibus Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Omnibus Plan to Rule 16b-3 shall be null and void.

12.6 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Omnibus Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Omnibus Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

12.7 Apportionment of Costs and Duties. All acts required of the Employers under the Omnibus Plan may be performed by the Company for itself and its Subsidiaries or Affiliates, and the costs of the Omnibus Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Omnibus Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

12.8 Construction and Applicable Law. The Omnibus Plan (other than any Non-U.S. Plan that may be established by the Committee) is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and the Omnibus Plan shall be interpreted in a manner that is consistent with that intent; however, the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any Subsidiary, individual, offering or grant. Any provision of the Omnibus Plan (other than any Non-U.S. Plan that may be established by the Committee) which is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Omnibus Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of California, excluding California’s conflict of laws’ provisions.

12.9 Captions. The captions contained in and the table of contents prefixed to the Omnibus Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Omnibus Plan nor in any way shall affect the construction of any provision of the Omnibus Plan.

12.10 Use of Funds. Payroll withholdings and other contributions received or held by the Company under the Omnibus Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll withholdings or other contributions except under Offerings in which applicable local law requires that such payroll withholdings or other contributions be segregated from the Company’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions.

12.11 Automatic Transfer to Low Price Option Period. To the extent permitted by applicable laws and specified by the Committee in advance for particular option periods, if the fair market value of the Common Stock on any Enrollment Date is higher than the fair market value of the Common Stock on the first day of any later Purchase Period during the same option period, then all Participants in such option period shall be automatically withdrawn from such option period and automatically re-enrolled in the immediately following new option period.